UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2012

EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Incentive Program for 2012

On February 22, 2012, the compensation committee of our board of directors (the “Committee”) adopted a short-term incentive program (the “2012 Incentive Program”) to provide the short-term incentive compensation element of our total direct compensation program for this year. Under the 2012 Incentive Program, each executive officer will be eligible to receive short-term incentive compensation in the form of a cash award based on the Committee’s assessment of our performance for 2012 relative to the key performance indicators listed below, as well as such other factors or criteria that the Committee in its discretion deems appropriate.

The Committee has determined that the key performance indicators for 2012 will relate to the following:

•	financial performance, including EBITDA, ratio of debt to EBITDA, selling, general and administrative expense and working capital;

•	safety, to be assessed by specific corporate, regional and group metrics for the incident rate for recordable injuries and/or the number of vehicle incidents;

•	customer service, to be assessed by various regional and group metrics for measuring and enhancing customer service, including equipment service availability and manufacturing quality; and

•	people, to be assessed by successful implementation of various regional and group initiatives intended to optimize and improve our overall human capital and retention.

With respect to D. Bradley Childers, our President and Chief Executive Officer, and William M. Austin, our Executive Vice President and Chief Financial Officer, the Committee intends to award performance-based short-term incentive compensation under the 2012 Incentive Program based on (1) the Committee’s assessment of company performance relative to the financial and safety performance indicators listed above, (2) each officer’s individual contribution toward those performance indicators, including his demonstrated leadership and implementation of our business strategy, and (3) with respect to Mr. Austin, the recommendations of our Chief Executive Officer. No specific weight will be made as between company performance and individual contribution. The Committee has reserved the right to modify the list of performance indicators as well as target levels of one or more of these indicators in its discretion based on internal and external developments during the course of 2012.

With respect to our executive officers other than Messrs. Childers and Austin, the Committee intends to award performance-based short-term incentive compensation under the 2012 Incentive Program based on (1) the Committee’s assessment of company performance relative to the financial and safety performance factors listed above, (2) the performance of each officer’s business group relative to the financial, safety, customer service and people performance indicators listed above, (3) each officer’s individual contributions, including demonstrated leadership and implementation of our business strategy, and (4) the recommendations of our Chief Executive Officer. No specific weight will be made as between company performance, business group performance and individual contribution. The Committee has reserved the right to modify the list of performance indicators as well as target levels of one or more of these indicators in its discretion based on internal and external developments during the course of 2012.

Each executive officer’s target bonus payment under the 2012 Incentive Program will be a specified percentage of that individual’s base salary, and each executive officer’s actual bonus payment may be paid out at a level of 0% to approximately 200% of target bonus based on the Committee’s review of the factors set forth in the three preceding paragraphs, as may be adjusted by the Committee in its discretion. In determining the target 2012 bonus opportunity for each of the following individuals, the Committee considered the relative responsibility of each executive officer and his potential impact on the achievement of our performance criteria. Those target 2012 bonus opportunities (expressed as a percentage of each named executive officer’s base salary for 2012), are as follows:

Executive Officer	Title	2012 Bonus Target (% of Base Salary)

D. Bradley Childers	President and Chief Executive Officer	100

William M. Austin	Executive Vice President and Chief Financial Officer	70

Joseph G. Kishkill	Senior Vice President	70

Daniel K. Schlanger	Senior Vice President	70

We anticipate that awards under the 2012 Incentive Program for the year ending December 31, 2012 will be determined and paid in the first quarter of 2013.

Base Salaries for 2012

The 2012 annual base salaries of our named executive officers have been set as follows:

Executive Officer	Title	2012 Base Salary ($)

D. Bradley Childers	President and Chief Executive Officer	500,000

William M. Austin	Executive Vice President and Chief Financial Officer	300,000

Joseph G. Kishkill	Senior Vice President	345,000

Daniel K. Schlanger	Senior Vice President	355,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

February 23, 2012	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President, General Counsel and Secretary